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                             SUBSCRIPTION AGREEMENT

         This SUBSCRIPTION AGREEMENT (this "Agreement"), dated as of March 20, 2000, is made between MangoSoft, Inc., a Nevada Corporation (the "Company"), and the investor named on the signature page hereto (the "Subscriber").

         THE PARTIES HEREBY AGREE AS FOLLOWS:

         1. Subscription. Subject to the terms and conditions of this Agreement, the Subscriber hereby subscribes to purchase, and the Company agrees to sell and issue to the Subscriber, such number of shares (the "Shares") of the Company's common stock, par value $.001 per share (the "Common Stock"), as is set forth on the signature page hereto.

         2.   Closing.

                  (a) Closing Location. The closing of the purchase by the Subscriber and the sale by the Company of the Shares (the "Closing") held at the offices of Proskauer Rose, LLP, 1585 Broadway, New York, New York 10036 is being held simultaneously with the execution and delivery of this Agreement.

                  (b) Deliveries. At the Closing, the Company is delivering to the Subscriber a certificate or certificates, registered in the name of the Subscriber (or such other name indicated on the signature page hereto) representing the Shares against delivery to the Company of the purchase price therefor by wire transfer of immediately available funds according to the Company's instructions. The certificates representing the Shares shall bear a legend restricting transfer under the Securities Act of 1933, as amended (the "Securities Act"), substantially in the form annexed hereto as Exhibit A, and
(ii) identifying additional restrictions on transfer pursuant to Section 4(j) hereof.

         3. Representations and Warranties of the Company. The Company hereby represents and warrants to the Subscriber as follows:

                  (a) Organization and Good Standing. The Company and the Subsidiaries (as hereinafter defined) are corporations, partnerships or limited liability companies duly organized, validly existing and in good standing under the laws of their respective jurisdiction of organization and have all requisite power and authority to carry on their respective businesses as now conducted and as proposed to be conducted. The Company and the Subsidiaries are duly qualified to transact business and are in good standing in each jurisdiction in which the failure to so qualify would have a material adverse effect on the business, properties, operations, prospects or financial condition of the Company or the Subsidiaries (a "Material Adverse Effect").

                  (b) Authorization. The Company has all corporate right, power and authority to enter into this Agreement and to consummate the transactions contemplated hereby, including the



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issuance, sale and delivery of the Shares. All corporate action on the part of the Company necessary for the authorization, execution, delivery and performance of all of its obligations under this Agreement and for the sale, issuance and delivery of the Shares has been taken. This Agreement, assuming due execution and authorization by the Subscriber, constitutes the legal, valid and binding obligation of the Company, enforceable against the Company in accordance with its terms, subject to bankruptcy, insolvency, reorganization and other laws of general applicability relating to or affecting creditors' rights and to general principles of equity.

                  (c) No Violation. The execution, delivery and performance of this Agreement and the issuance and sale of the Shares will not violate or result in a breach of, conflict with (with or without the giving of notice or the passage of time or both) or entitle any party to terminate or call a default under any Material Contract (as hereinafter defined) or violate or result in a breach of any term of the Company's or any Subsidiary's Certificate of Incorporation or By-laws (as the same may be amended, supplemented or restated) or conflict with any law, rule, regulation, order, judgment or decree binding upon the Company or any Subsidiary or to which any of their respective operations, businesses, properties or assets are subject.

                  (d) Capitalization.

                           (i)      As of the date hereof, prior to giving
effect to the issuance of the Shares and the shares of Common Stock to be sold to the Other Subscribers, the authorized capital stock of the Company will consist of (A) 100,000,000 shares of Common Stock, of which 19,924,127 shares will be outstanding, and (B) 5,000,000 shares of preferred stock, par value $.001 per share, of which 2,500,000 shares have been designated as Series A Preferred Stock (the "Series A Preferred Stock") and will be outstanding.

                           (ii) All such issued and outstanding shares of
capital stock have been duly authorized and validly issued, are fully paid and nonassessable, and do not accord the holders thereof preemptive rights to purchase securities of any class or series issued by the Company.

                           (iii) Except as set forth on Schedule 3(d) or as
contemplated by this Agreement, there are, and immediately upon the Closing, there will be, no preemptive or similar rights to purchase or otherwise acquire shares of the capital stock of the Company pursuant to any provision of law, the Company's Certificate of Incorporation or By-laws (as the same may be amended, supplemented or restated) or any agreement to which the Company is a party. Except as set forth on Schedule 3(d), there is, and immediately upon the Closing, there will be, no agreement to which the Company is a party, or any restriction or encumbrance to which the Company is subject (including, but not limited to, any right of first refusal, right of first offer, proxy, voting trust or voting agreement) with respect to the sale or voting of any shares of capital stock of the Company (whether outstanding or issuable upon conversion or exercise of outstanding securities).

                           (iv)     Except as set forth on Schedule 3(d), there
are no outstanding warrants, options, conversion or exchange privileges, or other rights or agreements (collectively, "Derivative Securities") to purchase or otherwise acquire or issue any equity securities of the Company. As of the date hereof, 4,125,428 shares of Common Stock have been reserved for issuance upon the conversion, exchange or exercise of Derivative Securities.

                  (e) Subsidiaries. Schedule 3(e) sets forth a list of each other corporation, association or other business entity (each a "Subsidiary" and collectively, the "Subsidiaries") which the Company presently owns or controls, directly or indirectly. The Company is not a participant or partner in any joint venture, partnership or similar arrangement.

                  (f) Valid Issuance of Common Stock. The Shares, when issued, sold and delivered in accordance with the terms of this Agreement for the consideration expressed herein, will be duly and validly issued, fully paid and nonassessable, and will be free of preemptive rights and restrictions on transfer other than those imposed by Federal and state securities laws.

                  (g) Governmental Consents. Except for the filing of the Registration Statement (as hereinafter defined) as contemplated by Section 5, no consent, authorization, approval, order, license, certificate or permit of or from, or declaration or filing with, any federal, state, local or other governmental authority, or any court or any other tribunal, is required in connection with (i) the execution, delivery and performance of this Agreement by the Company, or (ii) the offer, sale, issuance and delivery of the Shares by the Company; provided, that, all representations made to the Company by the Subscriber in this Agreement are assumed for purposes of this representation and warranty to be accurate and complete.

                  (h) Contracts and Other Commitments. Each of the Company's or the Subsidiaries' Material Contracts are in full force and effect and are valid and binding obligations of the parties thereto enforceable against them in accordance with their respective terms. For purposes of this Section 3(h), the term "Material Contract" shall mean each contract, instrument, lease, license, agreement or other arrangement, whether written or oral, to which the Company or any Subsidiary is a party which is material to the business, operations or condition (financial or otherwise), prospects or properties of the Company or any Subsidiary. No consent or any party to any Material Contract is required for the execution, delivery of performance of this Agreement or the issuance, sale and delivery of the Shares.

                  (i) No Litigation. Except as disclosed in the Company's Annual Report on Form 10-KSB for the fiscal year ended December 31, 1998, there is no litigation, arbitration, claim, governmental or other proceeding, or investigation pending or, to the Company's knowledge, threatened (or any basis therefor) with respect to the Company, any Subsidiary, or any of their respective operations, business properties or assets except as individually or in the aggregate do not now have and are not in the future expected to have a Material Adverse Effect.

                  (j) Financial Statements. The Company has previously delivered to the Subscriber true and complete copies of the unaudited balance sheet of the Company as of December 31, 1999 and consolidated statements of income, cash flows and changes in stockholders' equity for the fiscal year then ended (collectively, the "Financial Statements"). The Financial statements are complete and correct in all material respects, have been prepared in accordance with generally accepted accounting principles ("GAAP") consistently applied and fairly present the financial condition of the Company and the Subsidiaries at the date and the results of operations for the periods set forth therein. Except as set forth in the Financial Statements, neither the Company nor any Subsidiary has any material liabilities, contingent or otherwise, other than
(i) liabilities incurred in the ordinary course of business subsequent to December 31, 1999, and (ii) obligations under contracts and

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commitments incurred in the ordinary course of business and not required under
GAAP to be reflected in the Financial Statements. Since December 31, 1999, the Company and the Subsidiaries have conducted their respective businesses only in the ordinary course of business consistent with past practice and there has not been any change or event that, by itself or together with other changes or events, has had or is likely to have a Material Adverse Effect

                  (k) Intellectual Property. (i) The Company or a Subsidiary has sufficient rights in the Intellectual Property (as hereinafter defined) owned or used by the Company and the Subsidiaries in order to conduct their respective businesses as currently conducted, and (ii) to the best of the Company's knowledge, neither the Company nor any Subsidiary is infringing on the Intellectual Property rights of any third party nor is any third party infringing on the Intellectual Property rights of the Company or any Subsidiary. Neither the Company nor any Subsidiary has received any notice or claim concerning the Company's or any Subsidiary's infringement of the Intellectual Property rights of any third party. "Intellectual Property" shall mean (A) trademarks, trade names, service marks, copyrights and applications therefor, (B) patents, patent applications and other patent rights, (C) inventions, trade secrets, and other proprietary know-how, processes and technologies, and (D) computer software, source codes and object codes.

                  (l) Private Offering. Subject to the truth and accuracy of the Subscriber's representations set forth in Section 4 of this Agreement, the offer, sale and issuance of the Shares as contemplated by this Agreement will be made in reliance on one or more exemptions from the registration requirements of the Securities Act of 1933, as amended (the "Securities Act"), and the qualification or registration requirements of applicable state securities or blue sky laws.

                  (m) Brokers' Fees and Commissions. Neither the Company nor any of its officers, directors, employees or agents has employed any investment banker, broker, or finder in connection with the transactions contemplated by this Agreement.

         4. Representations and Warranties of the Subscriber. The Subscriber represents and warrants to the Company as follows:

                  (a) Organization and Good Standing. If the Subscriber is a corporation, partnership, limited liability company or other entity, it is duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization.

                  (b) Authorization. This Agreement, when executed and delivered by the Subscriber and, assuming due execution and authorization by the Company, constitutes a legal, valid and binding obligation of the Subscriber, enforceable against the Subscriber in accordance with its terms, subject to bankruptcy, insolvency, reorganization and other laws of general applicability relating to or affecting creditors' rights and to general principles of equity.

                  (c) Investment. The Subscriber is an accredited investor as defined in Rule 501 of Regulation D of the Securities Act and will acquire the Shares for investment for its own account, not as a nominee or agent, and not with a view to, or for resale in connection with, any distribution thereof.

                  (d) Experience. The Subscriber has such knowledge and experience in finance, securities, investments and other business matters so as to be able to protect its interest in connection with the transactions contemplated by this Agreement.

                  (e) Risk of Loss. The Subscriber understands the various risks of an investment in the Company as proposed herein and can afford to bear such risks, including, without limitation, the risks of losing its entire investment.

                  (f) Access to Information. The Subscriber has had a reasonable opportunity to ask questions of and receive answers from a person acting on behalf of the Company concerning the purchase of the Shares and all such questions have been answered to the satisfaction of the Subscriber.

                  (g) Listing of Company's Securities. The Subscriber understands that the Common Stock is currently traded on the Over-the-Counter Electronic Bulletin Board ("OTCBB"). The Subscriber further understands that the OTCBB may take the position that the Company is not obligated to file reports pursuant to Section 13 or Section 15(d) of the Securities and Exchange Act of 1934 (the "Exchange Act") and therefore is not eligible to maintain its trading privileges on the OTCBB until such time as the Company files an effective Registration Statement under the Securities Act or the Exchange Act as a result of which the Company is required to file reports under Section 13 or Section 15(d) of the Exchange Act or is otherwise obligated to file reports pursuant to Section 13 or Section 15(d) of the Exchange Act.

                  (h) No General Solicitation. The Subscriber is not purchasing any of the Shares as a result of or subsequent to any advertisement, article, notice or other communication published in any newspaper, magazine or similar media or broadcast over television or radio, any seminar or meeting, or any solicitation of a subscription by a person not previously known to the Subscriber in connection with investments in securities generally.

                  (i) Brokers' Fees and Commissions. Neither the Subscriber nor any of its officers, directors, employees or agents has employed any investment banker, broker, or finder in connection with the transactions contemplated by this Agreement.

                  (i) Restricted Securities. The Shares may not be resold by the Subscriber in the absence of registration under the Securities Act or a valid exemption from registration. In addition, without the prior written consent of the Company, the Subscriber will not, directly or indirectly offer, sell, pledge, contract to sell, (including any short sale), grant any option to purchase or otherwise dispose of any Shares or enter into any Hedging Transaction (as defined below) relating to the Shares (each of the foregoing referred to as a "Disposition") for a period of 180 days after the date hereof (the "Lock-Up Period"). The foregoing restriction is expressly intended to preclude the Subscriber from engaging in any Hedging Transaction or other transaction which is designed to or reasonably expected to lead to or result in a Disposition during the Lock-Up Period even if the securities would be disposed of by someone other than the Subscriber. "Hedging Transaction" means any short sale (whether or not against the box) or any purchase, sale or grant of any right (including, without limitation, any put or call option) with respect to any security (other than a broad-based market basket or index) that includes, relates to or derives any significant part of its value from the Common Stock.

         5.   Registration Rights.

                  (a) Registration of the Shares. The Company shall prepare and file with the SEC a registration statement on Form S-3, or if Form S-3 is not available, then any other appropriate form (the "Registration Statement"), covering the resale of all of the Registrable Shares (as hereinafter defined) within 120 days following the date hereof, provided, that if, at any time from and after the Closing until the end of such 120-day period, the Company files with the SEC a Registration Statement relating to an offering of any of the Company's equity securities, for its own account or others, the Company shall include in such registration statement all of the Registrable Shares; provided, however, that in connection with a Registration Statement relating to an offering of the Company's equity securities for its own account, if the managing underwriter advises the Company that the registration of Registrable Shares would interfere with the successful marketing (including pricing) of the shares that the Company proposes to register, the Registrable Shares shall be covered only to the extent approved by the managing underwriter. In addition, the Company shall use its reasonable best efforts to (i) cause such Registration Statement to become effective as soon as practicable thereafter, and (ii) subject to the provisions of Section 5(o), keep the Registration Statement continuously effective and available for use at all times until the date which is the earlier of (x) the date on which all of the Registrable Shares have been sold pursuant to such Registration Statement, or (y) the date after which all of the Registrable Shares may be immediately sold to the public without registration and without restriction as to the number of Registrable Shares to be sold pursuant to Rule 144(k) under the Securities Act (the "Registration Period"). For purposes of this Section 5, the term "Registrable Shares" shall mean (A) the Shares, and (B) any shares of Common Stock or other securities of the Company issued or issuable in respect of the Shares in connection with any stock split, stock dividend, recapitalization or similar event. The Company shall respond to each item of correspondence from the SEC or the staff of the SEC relating to such Registration Statement as promptly as reasonably practicable. If to the actual knowledge of a senior officer of the Company or the Company's outside counsel the SEC and the staff of the SEC have no comments (or no further comments) concerning such Registration Statement, the Company shall as soon as practicable, but in any case within three business days, request from the SEC acceleration of the effectiveness of the Registration Statement.

                  (b) Subscriber's Review. Prior to the filing of the Registration Statement or prospectus or any amendment or supplement thereto, the Company will furnish to the Subscriber and its counsel copies of all such documents proposed to be filed, which documents will be subject to the reasonable review and approval of the Subscriber and its counsel.

                  (c) Amendments and Supplements. Subject to the provisions of
Section 5(o), the Company shall prepare and file with the SEC such amendments (including post-effective amendments) and supplements to the Registration Statement and the prospectus used in connection with the Registration Statement as may be necessary to keep the Registration Statement effective and such prospectus available for use at all times during the Registration Period (including, without limitation, amendments and supplements necessary in connection with a change in the "Plan of Distribution" section in any Registration Statement or prospectus) and, during such period, comply with the provisions of the Securities Act with respect to the disposition of all the Registrable Shares. The Company shall cause any such amendment and/or new Registration Statement to become effective as soon as reasonably practicable following the filing thereof.

                  (d) Information. Upon written request, the Company shall furnish to the Subscriber and its counsel, promptly after the same is prepared and publicly distributed, filed with the SEC, or received by the Company, one copy of the Registration Statement and any amendment thereto, and such number of copies of each prospectus, including each preliminary prospectus, and all amendments and supplements thereto, and such other documents as the Subscriber may reasonably request in order to facilitate the disposition of the Registrable Shares. The Company shall promptly notify the Subscriber of the effectiveness of any Registration Statement or post-effective amendments thereto.

                  (e) Blue Sky. The Company shall (i) register and qualify the Registrable Shares covered by any Registration Statement under the securities laws of such jurisdictions in the United States as the Subscriber reasonably requests, (ii) prepare and file in those jurisdictions such amendments (including post-effective amendments) and supplements to such registrations and qualifications as may be necessary to maintain the effectiveness thereof and availability for use during the Registration Period, (iii) take such other actions as may be reasonably necessary to maintain such registrations and qualifications in effect at all times during the Registration Period, and (iv) take all other actions reasonably necessary or advisable to qualify the Registrable Shares for sale in such jurisdictions.

                  (f) Correction of Statements or Omissions.

                           (i)      The Company shall promptly notify the
Subscriber of the happening of any event as a result of which the Registration Statement or any prospectus included in the Registration Statement, as then in effect, includes an untrue statement of a material fact or omission to state a material fact required to be stated therein or necessary to make the statements therein not misleading, and use its best efforts as soon as possible to prepare a supplement or amendment to the Registration Statement (and make all required filings with the SEC and all applicable state securities or blue sky commissions) to correct such untrue statement or omission if not otherwise satisfied through the filing of such supplement or amendment with the SEC or otherwise pursuant to applicable securities laws and the Company shall simultaneously (and thereafter as requested) deliver such number of copies of such supplement or amendment to the Subscriber (or other applicable document) as the Subscriber may reasonably request.

                           (ii) The Subscriber agrees that, upon receipt of any
notice from the Company of the happening of any event of the kind described in
Section 5(f)(i), the Subscriber will forthwith discontinue disposition of Registrable Shares pursuant to the Registration Statement covering such securities until the Subscriber's receipt of the copies of the supplemented or amended prospectus contemplated by Section 5(f)(i).

                  (g) Stop Orders. The Company shall use its best efforts to prevent the issuance of any stop order or other suspension of effectiveness of the Registration Statement, and, if such an order is issued, to obtain the withdrawal of such order at the earliest practicable time, and the Company shall immediately notify the Subscriber of the issuance of such order and the resolution thereof.

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                  (h) Subscriber Information. The Company shall hold in
confidence and not make any disclosure of non-public information concerning the Subscriber provided to the Company by the Subscriber unless (i) disclosure of such information is necessary to comply with federal or state securities laws, rules, statutes or regulations, (ii) the disclosure of such information is necessary to avoid or correct a misstatement or omission in the Registration Statement or other public filing by the Company, (iii) the release of such information is ordered pursuant to a subpoena or other order from a court or governmental body of competent jurisdiction or is otherwise required by applicable law or legal process, (iv) the information has been made generally available to the public other than by disclosure in violation of this or any other agreement (to the knowledge of the Company), or (v) the Subscriber consents to the form and content of any such disclosure. The Company agrees that it shall, upon learning that disclosure of such information concerning the Subscriber is sought in or by a court or governmental body of competent jurisdiction in or through other means, give prompt notice to the Subscriber prior to making such disclosure, and allow the Subscriber, at its expense, to undertake appropriate action to prevent disclosure of, or to obtain a protective order for, such information.

                  (i) Listing. The Company shall use its best efforts to cause the listing and the continuation of listing of all the Registrable Shares covered by the Registration Statement on each securities exchange or quotation system upon which any other securities of the Company is then listed or quoted.

                  (j) Transfer Agent. The Company shall provide a transfer agent and registrar, which may be a single entity, for the Registrable Shares not later than the effective date of the Registration Statement.

                  (k) Delivery of Certificates; Opinions of Counsel. The Company shall cooperate with the Subscriber to facilitate the timely preparation and delivery of certificates (not bearing any restrictive legends) representing Registrable Shares to be offered pursuant to the Registration Statement, such certificates to be in such denominations or amounts, as the case may be, as the Subscriber may reasonably request and registered in such names as the Subscriber may request. Upon the written request of the transfer agent for the Company or the Subscriber within two business days of such request, the Company shall cause legal counsel selected by the Company to deliver to the transfer agent and the Subscriber an opinion (a "Transfer Opinion") of such counsel in a form reasonably acceptable to the transfer agent and the Subscriber. Such opinion shall include, without limitation, opinions to the effect that (i) the Registration Statement has become effective under the Securities Act and no order suspending the effectiveness of the Registration Statement, preventing or suspending the use of the Registration Statement, any preliminary prospectus, any final prospectus, or any amendment or supplement thereto has been issued, nor has the SEC or any securities or blue sky authority of any jurisdiction instituted or threatened to institute any proceedings with respect to such an order, and (ii) all of the Registrable Shares covered by such Registration Statement may be sold or otherwise transferred pursuant to the Plan of Distribution set forth in the prospectus forming a part of the Registration Statement. Such Transfer Opinion shall also state the jurisdictions in which the Registrable Securities have been registered or qualified for sale.

                  (l) Compliance with Laws. The Company shall comply with all applicable laws related to a Registration Statement and offering and sale of securities covered by the Registration

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Statement and all applicable rules and regulations of governmental authorities in connection therewith (including, without limitation, the Securities Act and the Exchange Act).

                  (m) Registration Expenses. The Company will pay all expenses, other than Selling Expenses (as hereinafter defined) necessary to comply with this Section 5, including, without limitation, all registration, qualification and filing fees, exchange listing fees, printing expenses, escrow fees, fees and disbursements of counsel for the Company, blue sky fees and expenses, and the expense of any special audits incident to or required by any such registration. For purposes of this Section 5(m), the term "Selling Expenses" shall mean all underwriting discounts, selling commissions and stock transfer taxes applicable to the sale of the Registrable Shares.

                  (n) "Market Stand-Off" Agreement. Subscriber agrees that, if the managing underwriter of an underwritten public offering of the Company's securities involving gross proceeds to the Company of at least $25,000,000 (a "Qualified Offering") so requests, the Subscriber shall not, to the extent requested by such managing underwriter, directly or indirectly sell, offer to sell, contract to sell, grant any options to purchase or otherwise transfer or dispose of (other than to transferees who agree to be similarly bound) any securities of the Company held by the Subscriber (except for Registrable Shares included in such Registration Statement, if any) during such period of time (not to begin prior to the effective date of the registration statement relating to such Qualified Offering and not to exceed 180 days in the aggregate) as may be requested by such managing underwriter without such managing underwriter's consent; provided, however, that the Subscriber's agreement pursuant to this Section 5(n):

                           (i)      shall expire on the second anniversary of
the date hereof; and

                           (ii)     shall be conditioned upon all officers and
directors of the Company, all five-percent security-holders, all other persons with registration rights, and all other persons who, directly or indirectly, own the same or greater percentage of equity securities of the Company as does the Subscriber agreeing to be subject to the same restrictions.

         In addition to the foregoing conditions, if the managing underwriter of a Qualified Offering relieves any person enumerated in clause (ii) above from any of its restrictions corresponding to any of the restrictions contained in this Section 5(n), then the Subscriber shall automatically and without any further action by the managing underwriter, the Company or the Subscriber, be relieved of the restrictions set forth above to the same extent as such other person is relived of such corresponding restrictions.

                  (o) Suspension of Registration Statement. Notwithstanding anything to the contrary contained herein, if at any time after the filing of a Registration Statement or after it is declared effective by the SEC, the Company determines, in its reasonable business judgment, that such registration and offering could adversely affect any financing, acquisition, corporate reorganization, or other material transaction or development involving the Company then the Company may require the suspension for a period not to exceed 45 days by the Subscriber of the distribution of any of the Registrable Shares by giving notice to the Subscriber. Any such notice need not specify the reasons for such suspension if the Company determines, in its reasonable business judgment, that doing so would adversely affect such transaction or development or would result in the disclosure of material non-public information. The Company may not require more than one suspension pursuant to this Section 5(o) in any 12-month period.

         6.   Indemnification.

                  (a) The Company hereby agrees to indemnify and hold harmless the Subscriber, its affiliates and their respective officers, directors, partners, members, shareholders, employees and agents (collectively, the "Subscriber's Indemnities"), from and against any and all losses, claims, damages, judgments, penalties, liabilities and deficiencies (collectively, "Indemnitee Losses"), and agrees to reimburse the Subscriber's Indemnitees for all out-of-pocket expenses (including, without limitation, the fees and expenses of legal counsel), in each case promptly as incurred by the Subscriber's Indemnities, to the extent arising out of or in connection with:

                           (i)      any misrepresentation or breach of any
of the Company's representations or warranties contained in this Agreement or the annexes, schedules or exhibits hereto;

                           (ii)     any failure by the Company to perform any
of its covenants, agreements, undertakings or obligations set forth in this agreement or the annexes, schedules or exhibits hereto;

                           (iii) any untrue or alleged untrue statement of
material fact contained in the Registration Statement, any prospectus or preliminary prospectus used in connection therewith or any amendment thereof or supplement thereto;

                           (iv)     any omission or alleged omission to state
therein a material fact required to be stated therein or necessary to make the statements therein not misleading; or

                           (v)      any violations by the Company of any
federal, state or common law rule or regulation applicable to the Company and relating to action required of or inaction by the Company in connection with any such registration, except insofar as the same are caused by or contained in any information furnished in writing to the Company by the Subscriber expressly for use in the Registration Statement or any prospectus or by the Subscriber's failure to deliver a copy of the Registration Statement or any prospectus or any amendments or supplements thereto after the Company has furnished the Subscriber with a sufficient number of copies of the same.

                  (b) The Subscriber agrees to indemnify and hold harmless the Company, its affiliates and their respective officers, directors, shareholders, employees and agents (collectively, the "Company's Indemnities"), from and against any and all Indemnitee Losses, and agrees to reimburse the Company's Indemnitees for all out-of-pocket expenses (including, without limitation, the fees and expenses of legal counsel), in each case promptly as incurred by the Company's Indemnities, to the extent arising out of or in connection with information provided in writing by the Subscriber expressly for inclusion in the Registration Statement or in any prospectus relating to the sale of the Registrable Shares.

                  (c) Notification of Claims. A party seeking indemnification under this Section 6 (an "Indemnified Party") shall, in a timely manner, provide the party against whom indemnification pursuant to this Section 6 is being sought (the "Indemnifying Party"), with prompt notice of (i) all third party actions, suits, proceedings, claims, demands or assessments subject to the indemnification provisions of this Section 6 (each, a "Third Party Claim"), and (ii) all other claims or demands for indemnification pursuant to this
Section 6; provided, however, that the failure to provide timely notice shall not relieve the Indemnifying Party from any liability that it otherwise may have to the Indemnified Party, except to the extent that the Indemnifying Party is materially prejudiced by reason of such failure. In connection with any Third Party Claim as to which both the Indemnifying Party and the Indemnified Party are parties, the Indemnifying Party shall be entitled to assume the defense thereof. Notwithstanding the assumption of the defense of any Third Party Claim by the Indemnifying Party, the Indemnified Party shall have the right to employ separate legal counsel and to participate in the defense of such Third Party Claim and, in such case, the Indemnified Party shall bear the reasonable fees, out-of-pocket costs and expenses of such separate legal counsel unless: (i) the Indemnifying Party shall have agreed to pay such fees, out-of-pocket costs and expenses, (ii) the Indemnified Party reasonably shall have concluded that representation of the Indemnified Party and the Indemnifying Party by the same legal counsel would not be appropriate due to actual or, as reasonably determined by legal counsel to the Indemnified Party, potentially differing interests between such parties in the conduct of the defense of such Claim, or if there may be legal defenses available to the Indemnified Party that are in addition to or disparate from those available to the Indemnifying Party, or (iii) the Indemnifying Party shall have failed to employ legal counsel reasonably satisfactory to the Indemnified Party within a reasonable period of time after notice of the commencement of such Claim. If the Indemnified Party employs separate legal counsel in circumstances other than as described in clauses (i), (ii) or (iii) above, the fees, costs and expenses of such legal counsel shall be borne exclusively by the Indemnified Party. Except as provided above, the Indemnifying Party shall not, in connection with any Claim in the same jurisdiction, be liable for the fees and expenses of more than one firm of legal counsel for the Indemnified Party (together with appropriate local counsel). The Indemnifying Party shall not, without the prior written consent of the Indemnified Party, settle or compromise any Claim or consent to the entry of any judgment that does not include an unconditional release of the Indemnified Party from all liabilities with respect to such Claim or judgment.

         7.   Miscellaneous.

                  (a) Amendment. This agreement may be amended only by a writing signed by each party hereto.

                  (b) Assignment. This Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors and permitted assigns. Except as otherwise provided in this Agreement, this Agreement may not be transferred or assigned by either party by operation of law or otherwise without the prior written consent of the other party.

                  (c) Governing Law. This Agreement is deemed to have been entered into in the State of New York, and its interpretation, construction, and the remedies for its enforcement or breach are to be applied pursuant to and in accordance with the laws of the State of New York (without regard to the conflict of laws principles thereof).

                  (d) Validity of Agreement. If any provision of this Agreement is, becomes, or is deemed invalid or unenforceable in any jurisdiction, such provision shall be deemed amended to conform to applicable law so as to be valid, legal and enforceable in such jurisdiction so deeming. The validity, legality and enforceability of such provision shall not in any way be affected or impaired thereby in any other jurisdiction. If such provision cannot be so amended without materially altering the intention of the parties, it shall be stricken in the jurisdiction so deeming, and the remainder of this Agreement shall remain in full force and effect.

                  (e) Waiver. No waiver of any right under this Agreement shall be deemed effective unless contained in a writing signed by the party charged with such waiver, and no waiver of any right arising from any breach or failure to perform shall be deemed to be a waiver of any future such right or of any other right arising under this Agreement.

                  (f) Headings. The headings contained in this Agreement are inserted for convenience of reference only and shall not be a part, control or affect the meaning hereof. All references herein to Sections are to the Sections of this Agreement.

                  (g) No Third Party Rights. Nothing in this Agreement shall create or be deemed to create any rights in any person or entity not a party to this Agreement other than the Indemnified Parties.

                  (h) Entire Agreement. This Agreement and the annexes, schedules and exhibits hereto, sets forth and constitutes the entire agreement between the parties hereto with respect to the subject matter hereof, and supersedes any and all prior agreements, understandings, promises and representations made by either party to the other concerning the subject matter hereof and the terms applicable hereto.

                  (i) Other Business Interests. The Subscriber and any affiliate thereof shall be entitled to hold interests in any other business, investment or undertaking without regard to this Agreement, and the Subscriber and its affiliates shall have no obligation to offer any business opportunity of any nature to the Company, and the Company shall have no right to participate in, or have any claim with respect to or right to block for any reason, any other business, investment or undertaking of any nature in which the Subscriber and/or its affiliates now participates or may in the future participate in any way. The provisions of this Section 7(i) are absolute and are intended to by agreement eliminate any right or claim of the Company under any "business opportunity" or related doctrine. The Subscriber and its affiliates are to be completely and absolutely free to pursue business and investment interests of all manners and kinds without the Company having any right to participate in any way in any such businesses or investments.

                  (j) Jurisdiction. All suits, actions or proceedings arising out of, or in connection with, this Agreement or the transactions contemplated by this Agreement shall be brought in any federal or state court of competent subject matter jurisdiction sitting in New York County, New York. Each of the parties hereto, by execution and delivery of this Agreement, expressly and irrevocably (i) consents and submits to the personal jurisdiction of any such courts in any such action or proceeding; (ii) consents to the service of any complaint, summons, notice or other process relating to any such action or proceeding by delivery thereof to such party as set forth in Section 7(l) hereof; and (iii) waives any claim or defense in any such action or proceeding based on any alleged lack of personal jurisdiction, improper venue, forum non conveniens or any similar basis.

                  (k) Publicity. The Company and the Subscriber shall consult with each other in issuing any press releases or otherwise making public statements with respect to the transactions contemplated hereby, and neither party shall issue any such press release or otherwise make any such public statement without the prior written consent of the other, which consent shall not be unreasonably withheld or delayed.

                  (l) Notices. Any notice or other communication required or permitted hereunder shall be in writing and shall be delivered personally or sent by certified, registered or express mail (including any private carrier guaranteeing overnight delivery), postage prepaid. Any such notice shall be deemed given (i) when so delivered personally, (ii) on the date of delivery if sent by express or such private carrier guaranteeing overnight delivery, or
(iii) if mailed, three (3) business days after the date of deposit in the United States mail, when sent as follows (or to such other address as any party shall provide to the other parties hereto in accordance with this Section 7(l)): (A) if to the Subscriber, at the Subscriber's address set forth on the signature page hereof, or at such other address as the Subscriber shall have furnished to the Company in writing, and (B) if to the Company, at 1500 West Park Drive, Suite 190, Westborough, MA 01581; Attention: President, or at such other address as the Company shall have furnished to the Subscriber in writing.

                  (m) Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be enforceable against the parties actually executing such counterpart, and all of which together shall constitute one instrument. This Agreement may be delivered by facsimile, and facsimile signatures shall be treated as original signatures for all applicable purposes.

                          [SIGNATURE PAGE TO FOLLOW.]

         IN WITNESS WHEREOF, the parties have executed this Subscription Agreement to be effective as of the date first written above.

PURCHASERS:    Number of Shares of Common Stock subscribed for:_________ shares
               Aggregate Subscription Price ($5.00 per share): $_____________

Entity:                                     Individual

                                            By:
-------------------------------                --------------------------------

                                            Print Name:
                                                       ------------------------
By:
   ----------------------------------
Name:
Title:

Address for notice:                         Address for notice:


-------------------------------                ---------------------

-------------------------------                ---------------------

-------------------------------                ---------------------

-------------------------------                ---------------------

Fax no.:                                    Fax no.:
        -----------------------                     -----------------

ACCEPTED AND AGREED TO:


MANGOSOFT, INC.

By:
   -----------------------------------
Print Name:
Title:

                                 Schedule 3(d)

The Company has granted options to purchase an aggregate of 4,125,428 shares of Common Stock.

The outstanding Series A Preferred Stock is convertible into Common Stock at $4.00 per share.

                                 Schedule 3(e)

MangoSoft Corp., a Delaware corporation, is a wholly-owned subsidiary of the Company.

                                   Exhibit A

THE SECURITIES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), OR UNDER ANY APPLICABLE STATE SECURITIES LAWS AND NEITHER THE SECURITIES NOR ANY INTEREST THEREIN MAY BE OFFERED, SOLD, TRANSFERRED, PLEDGED OR OTHERWISE DISPOSED OF EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OR SUCH APPLICABLE STATE SECURITIES LAWS, OR AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT AND SUCH LAWS.